Exhibit 5.1

MILLER THOMSON
AVOCATS | LAWYERS

MILLER THOMSON LLP
400 – 725 GRANVILLE STREET
P.O. BOX 10325
VANCOUVER, BC V7Y 1G5
CANADA

T 604.687.2242
F 604.643.1200

MILLERTHOMSON.COM

February 5, 2021

File: 0243131.0001

Liquid Media Group Ltd.
#202, 5626 Larch Street
Vancouver, BC V6M 4E1

Dear Sirs/Mesdames:

Re: Liquid Media Group Ltd. (the "Company") – Sale of Registered Shares

We have acted as British Columbia counsel to the Company in connection with the Registration Statement on Form F-1 (the "**Registration Statement**") being filed by the Company under the Securities Act of 1933 (the "**Act**") relating to the registration of up to 1,546,667 of the Company's common shares (the "**Registered Shares**") that are issuable upon the exercise of outstanding warrants (the "**Warrants**") of the Company by the selling holders of the Warrants.

For the purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the form of certificate representing the Warrants (the "**Warrant Certificate**"), and relied upon the certificate of an officer of the Company as to factual matters (the "**Officer's Certificate**"), certifying (i) the certificate, articles of incorporation and notice of articles of the Company, and (ii) certain resolutions passed by the board of directors of the Company relating to the Registration Statements, the Warrants and Registered Shares, and have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

We have relied upon the Registration Statement, the Warrant Certificate and the Officer's Certificate without independent investigation of the matters provided for therein for the purpose of providing our opinions expressed below. We have not conducted any independent enquiries or investigations in respect of the opinions provided hereunder.

In examining the Officer's Certificate and in providing our opinions below we have assumed that: all individuals had the requisite legal capacity; all signatures are genuine; all documents submitted to us as originals are complete and authentic and all photostatic, certified, telecopied, notarial or other copies conform to the originals; all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate; all facts set forth in the Officer's Certificate are complete, true and accurate.

The opinion hereinafter expressed relates only to the laws of the Province of British Columbia and the federal laws of Canada applicable therein and are based upon legislation in effect as of the date hereof. We do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinions we express, nor do we have any obligation to advise you of any other change in any matter addressed in

this opinion or to consider whether it would be appropriate for any other person other than the addressee to rely on our opinion.

Where our opinion below refers to the Registered Shares as being "fully paid and non-assessable", such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided. No opinion is expressed as to the adequacy of any consideration received.

Based upon and subject to the foregoing and to the qualifications set forth herein, we are of the opinion that, upon exercise of the Warrants in accordance with the terms of the Warrant Certificates, and subject to receipt of the exercise price therefor, the Registered Shares registered under the Registration Statement will be validly issued, fully paid and non-assessable.

This opinion is solely for the benefit of the addressee and not for the benefit of any other person. It is rendered solely in connection with the subject matter to which it relates. It may not be quoted, in whole or in part, or otherwise referred to or used for any purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Miller Thomson LLP